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                                                                      EXHIBIT 23


          CONSENT OF GOLDSTEIN GOLUB KESSLER LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Current Report on Form 8-K of New Valley Corporation and in the Registration Statement on Form S-8 (No. 333-46370) and Registration Statement on Form S-3 (No. 333-79837) of New Valley Corporation of our report dated November 11, 2000 to the consolidated financial statements of GBI Capital Management Corp. for the periods August 25, 1999 to September 30, 2000 and September 1, 1998 to August 24, 1999 and the year ended August 31, 1998 appearing in the Annual Report on Form 10-K of GBI Capital Management Corp. for the year ended September 30, 2000 and incorporated in this Current Report on Form 8-K of New Valley Corporation.



                                        /s/ Goldstein Golub Kessler LLP
                                        ----------------------------------------
                                        GOLDSTEIN GOLUB KESSLER LLP

New York, New York
May 22, 2001